Exhibit 99.1

PRESS RELEASE

Press Release #07020

FOR IMMEDIATE RELEASE...BUSINESS AND FINANCIAL EDITORS

Stephanie Welty	Heidi A. Flannery
VP of Finance & Administration, CFO	Investor Relations Counsel
TriQuint Semiconductor, Inc.	Fi. Comm
Tel: (503) 615-9224	Tel: (541) 322-0230
Fax: (503) 615-8904	Fax: (541) 322-0231
Email: swelty@tqs.com	Email: heidi.flannery@ficomm.com

TRIQUINT SEMICONDUCTOR, INC. ANNOUNCES

SECOND QUARTER 2007 EARNINGS

Hillsboro, Oregon – July 25, 2007 – TriQuint Semiconductor, Inc. (Nasdaq: TQNT), a supplier of high performance products for communications applications, today reported its financial results for the quarter ended June 30, 2007, which included the following highlights:

Second Quarter 2007

•	Revenues totaled $113.8 million, an increase of 18% over the second quarter of 2006

•	Kyocera Wireless Corporation awarded TriQuint with the RF Supplier-of-the-Year award

•	WCDMA/EDGE revenue up 152% over Q2 2006

•	Transmit modules grew 141% over Q2 of 2006

•	TriQuint’s cash, cash equivalents, and investments balance grew $4.8 million

•	Cash flow from operations was $4.3 million

•	New Product Selection Guide released, an overview of nearly 500 new and existing RF products

•	Record quarter for number of handset design wins

•	WLAN revenue grew 40% over Q2 of 2006

Commenting on the results for the quarter ended June 30, 2007, Ralph Quinsey, President and Chief Executive Officer, stated, “Independent of excess inventory charges and period expense unique to Q2 2007, our fundamental progress continues. Revenues increased 18% as compared to the second quarter of 2006. This strong revenue performance is due to new product success and design wins with both new and existing customers. In Q2 we launched our vision “Simplifying RF Connectivity” for broadband communications providing RF engineers around the world unique, highly-integrated products, more high

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performance packaged devices and simplified channel access. With the launch we released our first product selection guide, an overview of nearly 500 new and existing RF products. I expect 2007 revenue growth of 14-18% as compared to 2006 with 10-20% earnings growth year over year.”

Summary Financial Results and Highlights for the Quarter Ended June 30, 2007:

Revenue for the second quarter of 2007 was $113.8 million. Revenue for the second quarter of 2006 was $96.3 million and $110.6 million for the first quarter of 2007.

Net income for the second quarter of 2007 was $1.4 million or $0.01 per diluted share. Net income for the second quarter of 2006 was $5.6 million or $0.04 per diluted share. Net income for the first quarter of 2007 was $6.4 million or $0.05 per diluted share.

Excluding equity compensation expense of $2.1 million, net income for the second quarter of 2007 was $3.5 million or $0.02 per diluted share. Excluding equity compensation expense of $2.6 million, net income for the second quarter of 2006 was $8.3 million or $0.06 per diluted share. Excluding equity compensation expense of $1.7 million, net income for the first quarter of 2007 was $8.1 million or $0.06 per diluted share.

Gross margin for the second quarter of 2007 was 26.5%, compared to 32.1% for the second quarter of 2006 and 31.1% for the first quarter of 2007.

Excluding equity compensation expense, our gross margin for the second quarter of 2007 was 27.2%. Gross margin excluding equity compensation expense was 32.9% in the second quarter of 2006 and 31.6% in the first quarter of 2007. Our margins for the second quarter of 2007 were primarily affected by $4.1 million in excess inventory charges. The impact of the charge was 3.6% to gross margin.

Operating expenses for the second quarter of 2007 were $30.7 million, or 26.9% of revenue, as compared to $27.0 million, or 28.0% of revenue, in the second quarter of 2006 and $29.5 million, or 26.7% of revenue, for the first quarter of 2007.

Excluding equity compensation expense, operating expenses for the second quarter of 2007 were $29.3 million or 25.8% of revenue. Operating expenses excluding equity compensation expense were $25.2 million or 26.1% of revenue in the second quarter of 2006 and $28.3 million, or 25.6% of revenues in the first quarter of 2007.

Cash, cash equivalents and short-term marketable securities were $154.8 million as of June 30, 2007, an increase of $4.8 million as compared to the balance of $150.0 million on March 31, 2007. During the first quarter of 2007, TriQuint retired $218.8 million of its convertible subordinated notes upon maturity.

TriQuint acquired approximately $5.2 million of capital assets during the quarter. Depreciation and amortization expense for the second quarter of 2007 was approximately $7.5 million. Cash flow from operations was approximately $4.3 million during the quarter.

Outlook for the Third Quarter of 2007:

Revenue for the third quarter of 2007 is expected to be slightly up from the second quarter of 2007. Earnings are expected to be in the range of $0.03 to $0.05 per diluted share. Earnings excluding equity compensation expense of $2.3 million are expected to be $0.05 to $0.07 per diluted share.

Outlook for 2007

Revenue for 2007 is expected to be up 14%-18 % over 2006 with earnings up 10-20%.

Conference Call:

TriQuint will host a conference call this afternoon at 2:00 p.m. PDT to discuss the results for the quarter as well as our future expectations for the Company. To access the conference call, investors can dial (888) 813-6582 domestically or (706) 643-7082 internationally approximately ten minutes prior to the invitation of the teleconference. The call can also be heard via webcast accessed through the “Investors” section of TriQuint’s web site: www.triquint.com, or through www.Vcall.com. A replay will be available for 7 days by dialing (719) 457-0820, passcode 8671542.

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Non-GAAP Financial Measures:

This press release provides financial measures for net income, diluted earnings per share, gross margin and operating expenses that exclude equity compensation expense and the related tax effects, and are therefore not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance that enhances management’s and investors’ ability to evaluate TriQuint’s operating results prior to the adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payments.

Forward Looking Statements:

This press release contains forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that forward-looking statements such as statements of TriQuint’s projected revenues, growth rates, gross margins, operating expenses, operating results, and earnings per share for the second quarter of 2007 and full year 2007 are statements that involve risks and uncertainties. Statements regarding continued market acceptance of our transmit modules and other products are also forward looking statements that contain risks and uncertainties. TriQuint cannot provide any assurance that future results will meet expectations. Results could materially differ based on various factors, including TriQuint’s performance; demand for its products, ability to develop new products; improve yields; maintain product pricing; reduce costs; ability to win customers; market conditions; and the completion of TriQuint’s independent auditor’s review of the second quarter of 2007. In addition, historical information should not be considered an indicator of future performance. Additional considerations and important risk factors are described in TriQuint’s reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. These reports can be accessed at the SEC web site, www.sec.gov.

A reader of this release should understand that it is not possible to predict or identify all risk factors and should not consider the list to be a complete statement of all potential risks and uncertainties.

About TriQuint:

TriQuint Semiconductor, Inc. (Nasdaq: TQNT) is a leading supplier of high performance modules, components and foundry services for the world’s leading communications companies. The Company’s focus is on the specialized expertise, materials and know-how of radio frequency (RF) and other high intermediate frequency applications. The Company enjoys diversity in its markets, applications, products, technology and customer base. Markets include wireless handsets, broadband communications, wireless base stations and military systems. TriQuint provides customers with standard and custom products as well as foundry services. The Company’s products are designed on various wafer substrates including compound semiconductor materials such as gallium arsenide (GaAs) and piezoelectric crystals such as lithium tantalate (LiTaO3). The Company also uses a variety of process technologies using GaAs substrates including hetrojunction bipolar transistor (HBT) and pseudomophic high electron mobility transistor (pHEMT). Using various other substrates the Company also manufacture surface acoustic wave (SAW) and bulk acoustic wave (BAW) products. TriQuint customers include major communications companies worldwide. TriQuint has manufacturing facilities in Oregon, Texas, and Florida, as well as an assembly plant in Costa Rica, plus sales/application support offices in Asia and design centers in New England, North Carolina and Germany.

TriQuint is headquartered at 2300 NE Brookwood Parkway, Hillsboro, OR 97124 and can be reached at 503/615-9000 (fax 503/615-8900). Visit the TriQuint web site at http://www.triquint.com.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2007	March 31, 2007	December 31, 2006
Assets
Current assets:
Cash, cash equivalents and investments	$154,836	$150,047	$373,232
Accounts receivable, net	71,203	68,220	64,688
Inventories, net	79,607	89,995	84,879
Other current assets	13,248	15,004	14,978

Total current assets	318,894	323,266	537,777
Property, plant and equipment, net	203,752	205,960	200,346
Other, net	16,133	16,661	16,292

Total assets	$538,779	$545,887	$754,415

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$38,615	$54,961	$54,270
Income tax liability	—	—	9,202
Convertible subordinated notes	—	—	218,755

Total current liabilities	38,615	54,961	282,227
Long term income tax liability	9,977	9,585	—
Other long-term liabilities	5,033	4,884	4,741

Total liabilities	53,625	69,430	286,968
Stockholders’ equity	485,154	476,457	467,447

Total liabilities and stockholders’ equity	$538,779	$545,887	$754,415

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Quarter Ended			Six Months Ended
	June 30, 2007	March 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues	$113,771	$110,603	$96,341	$224,374	$184,221
Cost of goods sold	83,603	76,212	65,424	159,815	126,715

Gross profit	30,168	34,391	30,917	64,559	57,506

Operating expenses:
Research, development and engineering	15,040	14,328	12,484	29,368	25,013
Selling, general and administrative	15,623	15,066	14,496	30,689	27,244
(Gain) loss on disposal of equipment	(10)	96	(9)	86	29
Acquisition related charges	—	—	42	—	84

Total operating expenses	30,653	29,490	27,013	60,143	52,370

Operating (loss) income	(485)	4,901	3,904	4,416	5,136

Other income (expense):
Interest income	1,928	3,437	3,832	5,365	7,416
Interest expense	(5)	(1,631)	(2,458)	(1,636)	(4,916)
Foreign currency gain	129	66	101	195	146
Recovery of impairment	—	—	133	—	133
Other, net	(2)	35	50	33	8

Other income, net	2,050	1,907	1,658	3,957	2,787

Income before income tax	1,565	6,808	5,562	8,373	7,923

Income tax expense (benefit)	214	412	(86)	626	29

Net Income	$1,351	$6,396	$5,648	$7,747	$7,894

Per Share Data
Basic per share net income	$0.01	$0.05	$0.04	$0.06	$0.06
Diluted per share net income	$0.01	$0.05	$0.04	$0.05	$0.06

Weighted-average shares outstanding:
Basic	139,666	138,623	139,767	139,150	140,307
Diluted	142,183	141,148	140,703	141,536	141,473

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended			Six Months Ended
	June 30, 2007	March 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of goods sold	73.5%	68.9%	67.9%	71.2%	68.8%

Gross profit	26.5%	31.1%	32.1%	28.8%	31.2%

Operating expenses:
Research, development and engineering	13.2%	13.0%	13.0%	13.1%	13.6%
Selling, general and administrative	13.7%	13.6%	15.0%	13.7%	14.8%
(Gain) loss on disposal of equipment	-0.0%	0.1%	-0.0%	0.0%	0.0%
Acquisition related charges	—	—	0.0%	—	0.0%

Total operating expenses	26.9%	26.7%	28.0%	26.8%	28.4%

Operating (loss) income	-0.4%	4.4%	4.1%	2.0%	2.8%

Other income (expense):
Interest income	1.7%	3.1%	4.0%	2.4%	4.0%
Interest expense	0.0%	-1.5%	-2.6%	-0.7%	-2.7%
Foreign currency gain	0.1%	0.1%	0.1%	0.1%	0.1%
Recovery of impairment	—	0.0%	0.1%	—	0.1%
Other, net	-0.0%	0.1%	0.1%	0.0%	0.0%

Other income, net	1.8%	1.8%	1.7%	1.8%	1.5%

Income before income tax	1.4%	6.2%	5.8%	3.8%	4.3%
Income tax expense (benefit)	0.2%	0.4%	-0.1%	0.3%	0.0%

Net Income	1.2%	5.8%	5.9%	3.5%	4.3%

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended						Six Months Ended
	June 30, 2007		March 31, 2007		June 30, 2006		June 30, 2007		June 30, 2006
		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)		(% of revenues)
GAAP GROSS PROFIT	$30,168	26.5%	$34,391	31.1%	$30,917	32.1%	$64,559	28.8%	$57,506	31.2%
Adjustment for equity compensation charges	784	0.7%	575	0.5%	809	0.8%	1,359	0.6%	1,577	0.9%

GROSS PROFIT EXCLUDING EQUITY COMPENSATION	$30,952	27.2%	$34,966	31.6%	$31,726	32.9%	$65,918	29.4%	$59,083	32.1%
GAAP OPERATING EXPENSES
Adjustment for equity compensation charges within:	$30,653	26.9%	$29,490	26.7%	$27,013	28.0%	$60,143	26.8%	$52,370	28.4%
Research, development and engineering	(305)	-0.2%	(272)	-0.3%	(488)	-0.5%	(577)	-0.3%	(874)	-0.5%
Selling, general and administrative	(1,014)	-0.9%	(891)	-0.8%	(1,312)	-1.4%	(1,905)	-0.8%	(2,414)	-1.3%

OPERATING EXPENSES EXCLUDING EQUITY COMPENSATION	$29,334	25.8%	$28,327	25.6%	$25,213	26.1%	$57,661	25.7%	$49,082	26.6%
OPERATING INCOME EXCLUDING EQUITY COMPENSATION
GAAP OPERATING (LOSS) INCOME	$(485)	-0.4%	$4,901	4.4%	$3,904	4.1%	$4,416	2.0%	$5,136	2.8%
Adjustment for equity compensation charges within:
Cost of sales	784	0.7%	575	0.5%	809	0.8%	1,359	0.6%	1,577	0.8%
Research, development and engineering	305	0.2%	272	0.3%	488	0.5%	577	0.3%	874	0.5%
Selling, general and administrative	1,014	0.9%	891	0.8%	1,312	1.4%	1,905	0.8%	2,414	1.3%

OPERATING INCOME EXCLUDING EQUITY COMPENSATION	$1,618	1.4%	$6,639	6.0%	$6,513	6.8%	$8,257	3.7%	$10,001	5.4%
GAAP NET INCOME	$1,351	1.2%	$6,396	5.8%	$5,648	5.9%	$7,747	3.5%	$7,894	4.3%
Adjustment for equity compensation charges within:
Cost of sales	784	0.7%	575	0.5%	809	0.8%	1,359	0.6%	1,577	0.8%
Research, development and engineering	305	0.2%	272	0.3%	488	0.5%	577	0.3%	874	0.5%
Selling, general and administrative	1,014	0.9%	891	0.8%	1,312	1.4%	1,905	0.8%	2,414	1.3%

NET INCOME EXCLUDING EQUITY COMPENSATION	$3,454	3.0%	$8,134	7.4%	$8,257	8.6%	$11,588	5.2%	$12,759	6.9%
TOTAL EQUITY COMPENSATION CHARGES	$2,103	1.9%	$1,738	1.6%	$2,609	2.7%	$3,841	1.7%	$4,865	2.6%
GAAP DILUTED EARNINGS PER SHARE	$0.01		$0.05		$0.04		$0.05		$0.06
Adjustment for equity compensation charges	0.01		0.01		0.02		0.03		0.03

DILUTED EARNINGS PER SHARE EXCLUDING EQUITY COMPENSATION	$0.02		$0.06		$0.06		$0.08		$0.09
GAAP COMMON SHARES ASSUMING DILUTION	142,183		141,148		140,703		141,536		141,473
Adjustment for equity compensation charges	788		692		2,400		748		1,861

COMMON SHARES ASSUMING DILUTION EXCLUDING EQUITY COMPENSATION	142,971		141,840		143,103		142,284		143,334